EXHIBIT 23.2

[LETTERHEAD OF McGRAIL MERKEL QUINN & ASSOCIATES]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Penseco Financial Services Corporation of our report dated March 12, 2010 included in the Annual Report on Form 10-K for Penseco Financial Services Corporation for the year ended December 31, 2009.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
May 4, 2010